Exhibit 99.1

News Release

Abbott Reports Third-Quarter 2016 Results

•                  THIRD-QUARTER REPORTED SALES GROWTH OF 2.9 PERCENT; OPERATIONAL SALES GROWTH OF 4.0 PERCENT

•                  NARROWS FULL-YEAR 2016 EPS GUIDANCE RANGE FOR CONTINUING OPERATIONS

•                  LAUNCHES MULTIPLE NEW PRODUCTS AND CONTINUES TO SHAPE BUSINESS FOR LONG-TERM GROWTH

ABBOTT PARK, Ill., Oct. 19, 2016 — Abbott today announced financial results for the third quarter ended Sept. 30, 2016.

•                  Third-quarter worldwide sales of $5.3 billion increased 2.9 percent on a reported basis and 4.0 percent on an operational basis.

•                  Reported diluted EPS from continuing operations under GAAP was a $(0.24) loss in the third quarter, primarily due to an adjustment of $(0.66) per share associated with Abbott’s equity investment in Mylan to reflect Mylan’s share price as of Sept. 30, 2016. Excluding specified items, adjusted diluted EPS from continuing operations was $0.59 in the third quarter, at the high end of the previous guidance range.

•                  Abbott adjusted its full-year 2016 EPS guidance for continuing operations under GAAP to $0.59 to $0.61, and narrowed and raised at the mid-point its full-year 2016 adjusted EPS for continuing operations to $2.19 to $2.21, exceeding its initial guidance for the year.

•                  In the third quarter, Abbott received U.S. FDA approval for its FreeStyle® Libre Pro system, a revolutionary continuous glucose monitoring system for healthcare professionals to use with their patients with diabetes; submitted for U.S. regulatory approval a consumer version of FreeStyle Libre, to be used by people with diabetes to self-monitor glucose levels; received U.S. FDA approval for AbsorbTM, the only fully dissolving heart stent; and received U.S. FDA approval for TECNIS® Symfony intraocular lenses for the treatment of cataracts, the first and only extended depth of focus lenses for people with cataracts.

•                  On Sept. 16, 2016, Abbott announced the sale of Abbott Medical Optics, its vision care business, to Johnson & Johnson for $4.325 billion. This transaction aligns with Abbott’s shaping of its portfolio, which has recently focused on developing leadership positions in cardiovascular devices and expanding diagnostics. The transaction is expected to close in the first quarter of 2017 and is subject to customary closing conditions, including regulatory approvals.

“Strong performance in Established Pharmaceuticals and Medical Devices led our sales growth this quarter,” said Miles D. White, chairman and chief executive officer, Abbott. “We’re on track to deliver the financial commitments we set at the beginning of the year. We also had several key product launches and continued to take strategic actions to shape our business for long-term growth.”

—more—

THIRD-QUARTER BUSINESS OVERVIEW

Following are sales by business segment and commentary for the third quarter and the first nine months of the year:

Total Company

($ in millions)

				% Change vs. 3Q15
	Sales 3Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total *	1,645	3,657	5,302	4.5	2.2	3.7	2.9	4.0
Nutrition	755	1,000	1,755	3.5	(5.7)	(4.1)	(2.0)	(1.0)
Diagnostics	362	851	1,213	4.1	5.3	6.0	5.0	5.4
Established Pharmaceuticals	—	1,012	1,012	n/a	5.3	9.0	5.3	9.0
Medical Devices	519	791	1,310	6.0	6.7	6.1	6.4	6.0

* Total Abbott Sales from continuing operations include Other Sales of $12 million.

				% Change vs. 9M15
	Sales 9M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total *	4,831	10,689	15,520	3.5	1.3	5.9	2.0	5.2
Nutrition	2,224	2,942	5,166	3.8	(3.0)	1.6	(0.2)	2.5
Diagnostics	1,062	2,495	3,557	3.6	3.9	7.1	3.8	6.1
Established Pharmaceuticals	—	2,880	2,880	n/a	1.6	9.8	1.6	9.8
Medical Devices	1,520	2,359	3,879	2.8	4.1	5.6	3.6	4.5

* Total Abbott Sales from continuing operations include Other Sales of $38 million.

n/a = Not Applicable.

Note: Operational growth reflects percentage change over the prior year excluding the impact of exchange rates. In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

Third-quarter 2016 worldwide sales of $5.3 billion increased 2.9 percent on a reported basis, including an unfavorable 1.1 percent effect of foreign exchange, and increased 4.0 percent on an operational basis. Excluding the impact of Venezuelan operations, sales would have increased 4.5 percent on a reported basis and 5.6 percent on an operational basis.

International sales increased 2.2 percent on a reported basis and 3.7 percent on an operational basis in the third quarter. International operational growth was led by strong performance across Established Pharmaceuticals, Diagnostics and Medical Devices.

Nutrition

($ in millions)

				% Change vs. 3Q15
	Sales 3Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	755	1,000	1,755	3.5	(5.7)	(4.1)	(2.0)	(1.0)
Pediatric	414	553	967	4.3	(9.4)	(7.5)	(4.0)	(2.8)
Adult	341	447	788	2.6	(0.8)	0.6	0.6	1.4

				% Change vs. 9M15
	Sales 9M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	2,224	2,942	5,166	3.8	(3.0)	1.6	(0.2)	2.5
Pediatric	1,242	1,664	2,906	5.0	(5.1)	(0.7)	(1.0)	1.6
Adult	982	1,278	2,260	2.3	(0.1)	4.7	0.9	3.7

Worldwide Nutrition sales decreased 2.0 percent on a reported basis in the third quarter, including an unfavorable 1.0 percent effect of foreign exchange, and decreased 1.0 percent on an operational basis.

Worldwide Pediatric Nutrition sales decreased 4.0 percent on a reported basis in the third quarter, including an unfavorable 1.2 percent effect of foreign exchange, and decreased 2.8 percent on an operational basis. During the quarter, Abbott introduced Similac® Pro-Advance™ and Similac Pro-Sensitive™, the first infant formulas in the U.S. with a human milk oligosaccharide that offers a unique immune-nourishing prebiotic. International sales declined 9.4 percent on a reported basis and 7.5 percent on an operational basis, driven by challenging market conditions in China, partially offset by continued strong performance in Latin America and Southeast Asia.

Worldwide Adult Nutrition sales increased 0.6 percent on a reported basis in the third quarter, including an unfavorable 0.8 percent effect of foreign exchange, and increased 1.4 percent on an operational basis. Operational sales growth in the quarter was led by growth of Ensure®, Abbott’s complete and balanced nutrition brand.

Diagnostics

($ in millions)

				% Change vs. 3Q15
	Sales 3Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	362	851	1,213	4.1	5.3	6.0	5.0	5.4
Core Laboratory	220	757	977	7.6	5.0	5.7	5.6	6.1
Molecular	42	70	112	(9.6)	5.4	6.3	(0.8)	(0.3)
Point of Care	100	24	124	3.4	15.6	14.1	5.6	5.3

				% Change vs. 9M15
	Sales 9M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	1,062	2,495	3,557	3.6	3.9	7.1	3.8	6.1
Core Laboratory	616	2,224	2,840	3.4	3.8	7.1	3.7	6.3
Molecular	140	199	339	(3.4)	1.9	5.2	(0.3)	1.5
Point of Care	306	72	378	7.6	13.3	13.6	8.6	8.7

Worldwide Diagnostics sales increased 5.0 percent on a reported basis in the third quarter, including an unfavorable 0.4 percent effect of foreign exchange, and increased 5.4 percent on an operational basis. During the quarter, Abbott unveiled its new suite of diagnostic instruments, AlinityTM, at the American Association for Clinical Chemistry conference. The Alinity suite includes new instruments for every area of the diagnostics market where Abbott competes and incorporates features deemed important to customers, including increased automation, higher volumes, faster results, smaller size and an improved user interface.

Core Laboratory Diagnostics sales increased 5.6 percent on a reported basis in the third quarter, including an unfavorable 0.5 percent effect of foreign exchange, and increased 6.1 percent on an operational basis. Operational sales growth in the quarter was led by continued share gains in the U.S. and internationally.

Molecular Diagnostics sales decreased 0.8 percent on a reported basis in the third quarter, including an unfavorable 0.5 percent effect of foreign exchange, and decreased 0.3 percent on an operational basis. As expected, continued strong growth in Abbott’s infectious disease testing business was offset primarily by the planned scale down of its genetics business.

Point of Care Diagnostics sales increased 5.6 percent on a reported basis in the third quarter, including a favorable 0.3 percent effect of foreign exchange, and increased 5.3 percent on an operational basis. Sales growth was led by continued adoption of Abbott’s i-STAT® handheld system in the U.S. and international markets.

Established Pharmaceuticals

($ in millions)

				% Change vs. 3Q15
	Sales 3Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	—	1,012	1,012	n/a	5.3	9.0	5.3	9.0
Key Emerging Markets	—	747	747	n/a	7.0	12.2	7.0	12.2
Other	—	265	265	n/a	0.7	0.6	0.7	0.6

				% Change vs. 9M15
	Sales 9M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	—	2,880	2,880	n/a	1.6	9.8	1.6	9.8
Key Emerging Markets	—	2,135	2,135	n/a	2.7	13.4	2.7	13.4
Other	—	745	745	n/a	(1.5)	—	(1.5)	—

Established Pharmaceuticals sales increased 5.3 percent on a reported basis in the third quarter, including an unfavorable 3.7 percent effect of foreign exchange, and increased 9.0 percent on an operational basis.

Key Emerging Markets include India, Russia, Brazil and China, along with several additional emerging markets that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these key geographies increased 7.0 percent on a reported basis and 12.2 percent on an operational basis. Operational sales growth was led by continued strong growth in India, which comprises more than 20 percent of Abbott’s Established Pharmaceuticals sales, as well as above-market growth in several countries throughout Latin America driven by commercial initiatives and locally relevant portfolio expansion.

Medical Devices

($ in millions)

				% Change vs. 3Q15
	Sales 3Q16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	519	791	1,310	6.0	6.7	6.1	6.4	6.0
Vascular	305	403	708	9.8	2.0	1.4	5.2	4.9
Diabetes Care	96	210	306	(2.2)	19.1	20.7	11.5	12.5
Medical Optics	118	178	296	3.7	4.8	1.7	4.4	2.5

Vascular Product Lines:
Coronary Devices(a)	201	336	537	4.8	—	(0.8)	1.8	1.2
Endovascular(b)	76	66	142	4.6	13.7	14.3	8.6	8.9

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

				% Change vs. 9M15
	Sales 9M16				Int’l		Total
	U.S.	Int’l	Total	U.S.	Reported	Operational	Reported	Operational
Total	1,520	2,359	3,879	2.8	4.1	5.6	3.6	4.5
Vascular	940	1,235	2,175	9.5	0.1	1.8	3.9	4.9
Diabetes Care	238	594	832	(18.6)	12.6	15.7	1.5	3.5
Medical Optics	342	530	872	4.2	4.9	4.6	4.6	4.4

Vascular Product Lines:
Coronary Devices(a)	597	1,039	1,636	4.5	(1.5)	—	0.6	1.6
Endovascular(b)	226	194	420	7.5	9.0	11.7	8.2	9.4

(a) Includes DES / BVS product portfolio, structural heart, guidewires, balloon catheters and other coronary products.

(b) Includes vessel closure, carotid stents and other peripheral products.

Worldwide Medical Devices sales increased 6.4 percent on a reported basis in the third quarter, including a favorable 0.4 percent effect of foreign exchange, and increased 6.0 percent on an operational basis.

Worldwide sales of Vascular products increased 5.2 percent on a reported basis in the third quarter, including a favorable 0.3 percent effect of foreign exchange, and increased 4.9 percent on an operational basis. Sales growth in Vascular products was led by double-digit growth of MitraClip®, Abbott’s device for the treatment of mitral regurgitation, as Abbott continues to build the market for this first-in-class device. Strong sales growth in Abbott’s Endovascular business was driven by vessel closure products and Supera®, Abbott’s unique stent for the treatment of blockages in the leg. In the quarter, Abbott received U.S. FDA approval for Absorb, the only fully dissolving heart stent.

Worldwide Diabetes Care sales increased 11.5 percent on a reported basis in the third quarter, including an unfavorable 1.0 percent effect of foreign exchange, and increased 12.5 percent on an operational basis. International sales growth was driven by continued consumer uptake of FreeStyle Libre, Abbott’s revolutionary continuous glucose monitoring system that eliminates the need for finger-sticks. In September, Abbott received U.S. FDA approval for the FreeStyle Libre Pro system, which is designed to help healthcare professionals make better, customized treatment decisions for their patients — and at a significantly lower cost than other professional continuous glucose monitoring systems. During the quarter, Abbott submitted the consumer version of the FreeStyle Libre system for review by the U.S. FDA. The consumer version of the FreeStyle Libre system is designed to eliminate the need for routine finger-sticks and provides glucose data in a simple format that allows people with diabetes to better self-monitor their glucose levels.

Worldwide Medical Optics sales increased 4.4 percent on a reported basis in the third quarter, including a favorable 1.9 percent effect of foreign exchange, and increased 2.5 percent on an operational basis. Operational sales growth was driven by continued market uptake of cataract products in the premium intraocular lens segment. In the quarter, Abbott received U.S. FDA approval and launched its TECNIS Symfony intraocular lenses, the first and only lenses in the U.S. that provide a full range of continuous high-quality vision following cataract surgery.

ABBOTT NARROWS ITS FULL-YEAR EARNINGS-PER-SHARE GUIDANCE

Abbott is adjusting its projected earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) to $0.59 to $0.61 for the full year 2016.

Abbott forecasts net specified items for the full year 2016 of approximately $1.60 per share. Specified items include intangible amortization expense, the impact of the Venezuelan currency devaluation in the first quarter and an adjustment to the equity investment in Mylan in the third quarter, expenses associated with acquisitions, including bridge facility fees, charges related to cost reduction initiatives and other expenses and the recognition of deferred taxes associated with the pending sale of the Abbott Medical Optics business (AMO), partially offset by the favorable resolution of various tax positions from prior years.

Excluding specified items, Abbott is raising the mid-point and narrowing its full-year 2016 guidance range for earnings per share from continuing operations to $2.19 to $2.21, exceeding its initial guidance for the year.

ABBOTT DECLARES 371ST QUARTERLY DIVIDEND

On Sept. 15, 2016, the board of directors of Abbott declared the company’s quarterly dividend of $0.26 per share. Abbott’s cash dividend is payable Nov. 15, 2016, to shareholders of record at the close of business on Oct. 14, 2016.

Abbott is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 74,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live third-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available after 11 a.m. Central time.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,’’ to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2015, and our Quarterly Report on Form 10-Q for the period ended June 30, 2016, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Darcy Ross, (224) 667-3655

Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Third Quarter Ended September 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	3Q16	3Q15	% Change
Net Sales	$5,302	$5,150	2.9

Cost of products sold, excluding amortization expense	2,285	2,242	1.9
Amortization of intangible assets	140	151	(7.6)
Research and development	352	378	(6.7)
Selling, general, and administrative	1,628	1,666	(2.3)
Total Operating Cost and Expenses	4,405	4,437	(0.7)

Operating earnings	897	713	25.8

Interest expense, net	95	16	n/m	1)
Net foreign exchange (gain) loss	9	(14)	n/m
Other (income) expense, net	972	(3)	n/m	2)
Earnings (Loss) from Continuing Operations before taxes	(179)	714	n/m

Taxes on Earnings (Loss) from Continuing Operations	178	118	50.4	3)
Earnings (Loss) from Continuing Operations	(357)	596	n/m

Earnings (Loss) from Discontinued Operations, net of taxes	28	(32)	n/m
Gain on Sale of Discontinued Operations, net of taxes	—	16	n/m
Net Earnings (Loss) from Discontinued Operations, net of taxes	28	(16)	n/m

Net Earnings (Loss)	$(329)	$580	n/m

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$883	$821	7.6	4)

Diluted Earnings (Loss) per Common Share from:
Continuing Operations	$(0.24)	$0.39	n/m
Discontinued Operations	0.02	(0.01)	n/m
Total	$(0.22)	$0.38	n/m

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.59	$0.54	9.3	4)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,476	1,505		5)

NOTES:

See tables on page 14 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Interest expense, net includes amortization expense associated with bridge facility fees.

2)             2016 Other (income) expense, net includes a charge of $947 million related to an adjustment of Abbott’s holdings of Mylan N.V. ordinary shares to reflect the share price as of Sept. 30, 2016.

3)             2016 Tax expense on Earnings (Loss) from Continuing Operations includes the impact of the non-deductible Mylan equity investment adjustment and the recognition of deferred taxes associated with the pending sale of AMO, partially offset by a net tax benefit of approximately $105 million as a result of the resolution of various tax positions from prior years.

4)             2016 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $1.240 billion, or $0.83 per share, for intangible amortization expense, an adjustment to the equity investment in Mylan, expenses primarily associated with acquisitions, including bridge facility fees, charges related to cost reduction initiatives and other expenses and the recognition of deferred taxes associated with the pending sale of AMO, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $225 million, or $0.15 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and other expenses related to acquisitions.

5)             2016 Average number of common shares outstanding excludes approximately 6.7 million shares related to dilutive common stock options, which would be antidilutive.

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

Nine Months Ended September 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	9M16	9M15	% Change
Net Sales	$15,520	$15,217	2.0

Cost of products sold, excluding amortization expense	6,712	6,541	2.6
Amortization of intangible assets	429	458	(6.4)
Research and development	1,079	1,036	4.2
Selling, general, and administrative	5,063	5,130	(1.3)
Total Operating Cost and Expenses	13,283	13,165	0.9

Operating earnings	2,237	2,052	9.0

Interest expense, net	203	49	n/m	1)
Net foreign exchange (gain) loss	497	(63)	n/m	2)
Other (income) expense, net	999	(287)	n/m	3)
Earnings from Continuing Operations before taxes	538	2,353	(77.1)

Taxes on Earnings from Continuing Operations	240	442	(45.7)	4)
Earnings from Continuing Operations	298	1,911	(84.4)

Earnings (Loss) from Discontinued Operations, net of taxes	288	(7)	n/m
Gain on Sale of Discontinued Operations, net of taxes	16	1,752	(99.1)
Net Earnings from Discontinued Operations, net of taxes	304	1,745	(82.6)	5)

Net Earnings	$602	$3,656	(83.5)

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$2,310	$2,326	(0.7)	6)

Diluted Earnings per Common Share from:
Continuing Operations	$0.20	$1.26	(84.1)
Discontinued Operations	0.20	1.15	(82.6)	5)
Total	$0.40	$2.41	(83.4)

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$1.55	$1.53	1.3	6)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,483	1,509

NOTES:

See tables on page 15 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Interest expense, net includes amortization expense associated with bridge facility fees.

2)             2016 Net foreign exchange (gain) loss includes a loss of $481 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

3)             2016 Other (income) expense, net includes a charge of $947 million related to an adjustment of Abbott’s holdings of Mylan N.V. ordinary shares to reflect the share price as of Sept. 30, 2016.

2015 Other (income) expense, net includes a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

4)             2016 Tax expense on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $250 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela and an adjustment to the equity investment in Mylan and the recognition of deferred taxes associated with the pending sale of AMO.

5)             2016 Earnings, net of taxes and Diluted Earnings per Common Share from Discontinued Operations primarily reflect the impact of a net tax benefit of $289 million as a result of the resolution of various tax positions from prior years.

2015 Earnings, net of taxes and Diluted Earnings per Common Share from Discontinued Operations reflect the after-tax gain of $1.752 billion on the sale of the developed markets branded generics pharmaceuticals and animal health businesses to Mylan on Feb. 27, 2015 and Zoetis on Feb. 10, 2015, respectively; the first-quarter financial results from these businesses up to the date of sale; and an unfavorable adjustment to tax expense as a result of the resolution of various tax positions from previous years related to AbbVie operations.

6)             2016 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $2.012 billion, or $1.35 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, an adjustment to the equity investment in Mylan, expenses associated with acquisitions, including bridge facility fees, other charges related to cost reduction initiatives and other expenses and the recognition of deferred taxes associated with the pending sale of AMO, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

2015 Net Earnings from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $415 million, or $0.27 per share, for intangible amortization expense, expenses associated with cost reduction initiatives and other expenses related to acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock and a decrease in the fair value of contingent consideration related to a business acquisition.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Third Quarter Ended September 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	3Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$140	$(140)	—
Gross Margin	2,877	158	$3,035	57.3%
R&D	352	(22)	330	6.2%
SG&A	1,628	(53)	1,575	29.7%
Interest expense, net	95	(70)	25
Net foreign exchange (gain) loss	9	(4)	5
Other (income) expense, net	972	(957)	15
Earnings (Loss) from Continuing Operations before taxes	(179)	1,264	1,085
Taxes on Earnings (Loss) from Continuing Operations	178	24	202
Earnings (Loss) from Continuing Operations	(357)	1,240	883
Diluted Earnings (Loss) per Share from Continuing Operations	$(0.24)	$0.83	$0.59

Specified items reflect intangible amortization expense of $140 million, an adjustment to the equity investment in Mylan of $947 million, and other expenses of $177 million, primarily associated with acquisitions, including bridge facility fees, charges related to cost reduction initiatives and other expenses and the recognition of approximately $130 million of deferred taxes associated with the pending sale of AMO, partially offset by a net tax benefit of approximately $105 million as a result of the resolution of various tax positions from prior years.

	3Q15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$151	$(151)	—
Gross Margin	2,757	206	$2,963	57.5%
R&D	378	(59)	319	6.2%
SG&A	1,666	(46)	1,620	31.4%
Other (income) expense, net	(3)	12	9
Earnings from Continuing Operations before taxes	714	299	1,013
Taxes on Earnings from Continuing Operations	118	74	192
Earnings from Continuing Operations	596	225	821
Diluted Earnings per Share from Continuing Operations	$0.39	$0.15	$0.54

Specified items reflect intangible amortization expense of $151 million and other expenses of $148 million, primarily associated with cost reduction initiatives and acquisitions.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

Nine Months Ended September 30, 2016 and 2015

(in millions, except per share data)

(unaudited)

	9M16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$429	$(429)	—
Gross Margin	8,379	500	$8,879	57.2%
R&D	1,079	(68)	1,011	6.5%
SG&A	5,063	(150)	4,913	31.7%
Interest expense, net	203	(139)	64
Net foreign exchange (gain) loss	497	(481)	16
Other (income) expense, net	999	(962)	37
Earnings from Continuing Operations before taxes	538	2,300	2,838
Taxes on Earnings from Continuing Operations	240	288	528
Earnings from Continuing Operations	298	2,012	2,310
Diluted Earnings per Share from Continuing Operations	$0.20	$1.35	$1.55

Specified items reflect intangible amortization expense of $429 million, an adjustment to the equity investment in Mylan of $947 million, the impact of the foreign exchange loss in Venezuela of $481 million, and other expenses of $443 million, primarily associated with acquisitions, including bridge facility fees, and charges related to cost reduction initiatives and other expenses and the recognition of approximately $130 million of deferred taxes associated with the pending sale of AMO, partially offset by a net tax benefit of approximately $250 million as a result of the resolution of various tax positions from prior years.

	9M15
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$458	$(458)	—
Gross Margin	8,218	577	$8,795	57.8%
R&D	1,036	(81)	955	6.3%
SG&A	5,130	(155)	4,975	32.7%
Other (income) expense, net	(287)	294	7
Earnings from Continuing Operations before taxes	2,353	519	2,872
Taxes on Earnings from Continuing Operations	442	104	546
Earnings from Continuing Operations	1,911	415	2,326
Diluted Earnings per Share from Continuing Operations	$1.26	$0.27	$1.53

Specified items reflect intangible amortization expense of $458 million and other expenses of $348 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a gain on the sale of a portion of Abbott’s position in Mylan stock of $207 million and a decrease in the fair value of contingent consideration related to a business acquisition.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the third-quarter tax rates for continuing operations for 2016 and 2015 is shown below:

	3Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$(179)	$178	(99.5)%
Specified items	1,264	24
Excluding specified items	$1,085	$202	18.6%

	3Q15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$714	$118	16.6%
Specified items	299	74
Excluding specified items	$1,013	$192	19.0%

A reconciliation of the year-to-date tax rates for continuing operations for 2016 and 2015 is shown below:

	9M16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$538	$240	44.5%
Specified items	2,300	288
Excluding specified items	$2,838	$528	18.6%

	9M15
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2,353	$442	18.8%
Specified items	519	104
Excluding specified items	$2,872	$546	19.0%

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